Exhibit 99.1

ITG Agrees to be Acquired by Virtu Financial, Inc. for $30.30 per Share

Also Reports Third Quarter 2018 Results

International Market Share Gains Drive Improved Profitability Versus 3Q17

NEW YORK, November 7, 2018 – ITG (NYSE: ITG), a leading agency broker and financial technology provider, today announced that it has reached a definitive agreement for Virtu Financial, Inc. (NASDAQ: VIRT) to acquire all outstanding shares of ITG’s Common Stock for $30.30 per share in cash. The price represents a premium of more than 40 percent over ITG’s average closing share price of $21.55 in the 30 days prior to news reports of a potential sale on October 4, 2018.

Minder Cheng, Chairman of the Board of Directors, said, “ITG has made tremendous progress in executing on its strategic operating plan over the past two years, and the agreement with Virtu is a result of the dedicated efforts of our management team and employees. After careful consideration, ITG’s Board of Directors determined that the proposal from Virtu, which provides an immediate and significant cash premium, offers the most value for ITG stockholders. The combination of Virtu and ITG will create an industry-leading financial technology franchise with true global capabilities and scale.”

J.P. Morgan is serving as the financial advisor and Wachtell, Lipton, Rosen & Katz is providing legal counsel to ITG.

Additionally, ITG reported results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights

-	GAAP net income of $0.2 million, or $0.01 per diluted share, and adjusted net income of $5.4 million, or $0.16 per diluted share. This compares to a GAAP net loss of $47.0 million,

or $1.42 per diluted share and an adjusted net loss of $3.6 million, or $0.11 per diluted share, for the third quarter of 2017.
-

GAAP results for the third quarter of 2018 include: (i) a restructuring charge of $3.4 million, or $0.10 per diluted share, including $2.3 million to reduce office space in Los Angeles and $1.1 million to eliminate certain positions; (ii) a charge of $0.9 million, or $0.03 per diluted share to increase the liability for vacated office space in New York; (iii) $0.8 million, or $0.02 per diluted share, in legal expenses related to the previously announced pending resolution of the U.S. POSIT matter with the SEC.

-

GAAP results for the third quarter of 2017 included a non-cash charge of $42.3 million, or $1.28 per diluted share, to establish a full valuation allowance for U.S. deferred tax assets, as well as a charge of $1.1 million, or $0.03 per diluted share related to the establishment of the Matrix derivatives venture.

-

Revenues of $120.8 million, compared to revenues of $114.5 million in the third quarter of 2017. Revenues for the third quarter of 2018 were increased on a net basis by $1.7 million following an accounting rule change implemented in January 2018, which defers the recognition of certain commission revenues until later in the year and accelerates certain software license fee revenues (see discussion below, “Accounting Rule Change”).

-

GAAP expenses of $118.0 million and adjusted expenses of $112.9 million, compared to GAAP expenses of $116.5 million and adjusted expenses of $115.4 million in the third quarter of 2017. Adjusted expenses for the third quarter of 2018 and the third quarter of 2017 exclude the charges listed above.

-

GAAP pre-tax income of $2.8 million and adjusted pre-tax income of $7.9 million, compared to a GAAP pre-tax loss of $2.0 million and an adjusted pre-tax loss of $0.9 million in the third quarter of 2017.

-

Average daily trading volume in the U.S. was 127 million shares versus 125 million shares in the third quarter of 2017. POSIT® average daily U.S. volume was 47 million shares compared to 54 million shares in the third quarter of 2017.

-	Total average daily U.S. volume traded through POSIT Alert® was 14 million shares in both the third quarter of 2018 and the third quarter of 2017.
-

In Europe, average daily value traded in POSIT was $0.9 billion compared to $1.0 billion in the third quarter of 2017, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe rose 45% compared to the third quarter of 2017.

-

ITG repurchased 4,000 shares for $0.1 million during the third quarter of 2018, as the share repurchase program was suspended during most of the quarter pending final settlement of the previously disclosed U.S. POSIT matter with the SEC. Repurchases since the first quarter of 2010 have totaled 17.8 million shares for $276 million, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “Our Strategic Operating Plan has delivered clear results, with increased revenues and improved profitability as compared to the third quarter of 2017.  The investments we made in people and technology to deliver best in class solutions over the past two years have enhanced capabilities in our core business areas of execution, liquidity, analytics and workflow technology. This morning’s agreement reflects the strength of our franchise, and is a result of the hard work, commitment, and innovation of the ITG team.”

Third Quarter Regional Segment Results

North American revenues were $61.6 million in the third quarter of 2018 as compared to $62.4 million in the third quarter of 2017.

ITG reported a net loss of $2.0 million in North America in the third quarter of 2018 compared to a net loss of $6.6 million in the third quarter of 2017.

U.S. revenues in the third quarter of 2018 were $45.4 million, compared to $47.4 million in the third quarter of 2017. Canada revenues in the third quarter of 2018 were $16.2 million, compared to $15.01 million in the third quarter of 2017.

Europe and Asia Pacific revenues were $58.5 million in the third quarter of 2018, up from $51.6 million in the third quarter of 2017.

ITG reported net income for its Europe and Asia Pacific operations of $11.7 million in the third quarter of 2018, up from $8.0 million in the third quarter of 2017.

European revenues were $40.0 million in the third quarter of 2018, up from $36.3 million in the third quarter of 2017.

Asia Pacific revenues were $18.5 million in the third quarter of 2018, up from $15.3 million in the third quarter of 2017.

Corporate activity reduced GAAP net income by $9.5 million in the third quarter of 2018 and $48.4 million in the third quarter of 2017, including the impact of the charges listed above.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Year-to-Date Results

For the first nine months of 2018, revenues were $380.7 million, GAAP net income was $1.6 million, or $0.05 per diluted share, and adjusted net income was $24.2 million, or $0.71 per diluted share. For the first nine months of 2017, revenues were $356.9 million, GAAP net loss was $37.0 million, or $1.12 per diluted share, and adjusted net income was $6.3 million, or $0.18 per diluted share.

Accounting Rule Change

Beginning in January 2018, ITG implemented a new accounting rule and is recognizing global commission revenues attributed to analytics products under bundled arrangements over the course of the annual service period. This change resulted in the deferral of $4.9 million of commission revenues in the first half of 2018 and the recognition of $2.1 million of previously deferred commissions in the third quarter of 2018. ITG expects substantially all the remaining $2.8 million in revenues deferred in the first half of the year to be recognized in the fourth quarter of 2018. The new accounting rule also accelerates the recognition of software license fees for a full period upon renewal. This change increased revenues by $0.9 million in the first half of 2018 and reduced revenues by $0.4 million in the third quarter of 2018.

Conference Call on 3Q18 Results

Due to the announced merger with Virtu Financial, Inc., ITG will not host a conference call on third quarter 2018 results.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed Merger between ITG and Virtu ("Merger"). In connection with the Merger, ITG intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF ITG ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ITG'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC's website (http://www.sec.gov). Investors and stockholders may also obtain electronic copies of documents filed by ITG with the SEC by contacting ITG at Investor Relations, Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, New York, NY 10006, by email at corpcomm@itg.com, or by visiting ITG's website (http://investor.itg.com).

Participants in Solicitation

ITG and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of ITG Common Stock in connection with the proposed Merger. Information about ITG's directors and executive officers is available in ITG's proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2018. To the extent holdings of such participants in ITG’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted expenses, adjusted pre-tax income (loss), adjusted income tax expense, adjusted net income (loss) and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted expenses, adjusted pre-tax income (loss), adjusted income tax expense, adjusted net income (loss) and adjusted EBITDA to expenses, income (loss) before income tax expense, income tax expense, net income (loss) and related per share amounts as determined in accordance with GAAP for the three and nine months ended September 30, 2018, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Factors relating to the Merger include, but are not limited to, the completion of the Merger in a timely manner or at all, obtaining required governmental approvals of the Merger on the terms expected or on the anticipated schedule, the Company’s stockholders failing to approve the Merger, the parties to the Merger Agreement failing to satisfy other conditions to the completion of the Merger, or failing to meet expectations regarding the timing and completion of the Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results, and business generally, risks that the proposed Merger disrupts current operations of the Company and potential difficulties in employee retention as a result of the Merger, risks related to diverting management's attention from the Company’s ongoing business operations, the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Merger, and the amount of the costs, fees, expenses and other charges related to the Merger.

Certain additional factors are noted throughout ITG’s 2017 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to utilize its loss and tax credit carryforwards, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet the capital and liquidity requirements of our securities business and the related clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Commissions and fees	$99,233	$93,475	$315,253	$293,919
Recurring	19,412	18,930	59,056	56,813
Other	2,124	2,126	6,421	6,215
Total revenues	120,769	114,531	380,730	356,947

Expenses:
Compensation and employee benefits	45,244	46,755	136,130	139,433
Transaction processing	23,293	23,428	76,342	73,766
Occupancy and equipment	15,926	14,945	45,756	45,247
Telecommunications and data processing services	12,653	12,189	38,244	36,345
Restructuring charges	3,436	—	10,601	—
Other general and administrative	16,969	18,670	63,792	53,684
Interest expense	489	499	1,463	1,529
Total expenses	118,010	116,486	372,328	350,004
Income (loss) before income tax expense	2,759	(1,955)	8,402	6,943
Income tax expense	2,530	45,012	6,831	43,965
Net income (loss)	$229	$(46,967)	$1,571	$(37,022)
Income (loss) per share:
Basic	$0.01	$(1.42)	$0.05	$(1.12)
Diluted	$0.01	$(1.42)	$0.05	$(1.12)
Basic weighted average number of common shares outstanding	33,002	33,105	32,976	33,060
Diluted weighted average number of common shares outstanding	34,421	33,105	34,202	33,060

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues by Geographic Region:
U.S. Operations	$45,398	$47,403	$141,910	$153,559
Canadian Operations	16,190	15,055	51,967	47,521
European Operations	40,019	36,256	127,760	111,707
Asia Pacific Operations	18,524	15,327	57,561	42,990
Corporate (non-product)	638	490	1,532	1,170
Total Revenues	$120,769	$114,531	$380,730	$356,947

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues by Product Group:
Execution Services	$84,899	$80,141	$269,214	$253,225
Workflow Technology	24,407	22,553	78,094	69,005
Analytics	10,825	11,347	31,890	33,547
Corporate (non-product)	638	490	1,532	1,170
Total Revenues	$120,769	$114,531	$380,730	$356,947

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$240,152	$287,452
Cash restricted or segregated under regulations and other	16,990	18,599
Deposits with clearing organizations	80,980	57,388
Securities owned, at fair value	656	1,559
Receivables from brokers, dealers and clearing organizations	257,287	193,907
Receivables from customers	132,940	74,695
Premises and equipment, net	48,865	53,960
Capitalized software, net	42,144	41,259
Goodwill	10,656	11,054
Intangibles, net	13,206	14,040
Income taxes receivable	21	3,917
Deferred tax assets	4,682	4,902
Other assets	43,180	22,124
Total assets	$891,759	$784,856
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$218,002	$166,495
Short-term bank loans	52,272	101,422
Payables to brokers, dealers and clearing organizations	200,804	119,278
Payables to customers	53,010	23,568
Securities sold, not yet purchased, at fair value	987	1
Income taxes payable	4,673	6,003
Deferred tax liabilities	1,800	1,750
Term debt	2,148	3,104
Total liabilities	533,696	421,621
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,748,475 and 52,639,823 shares issued at September 30, 2018 and December 31, 2017, respectively	527	526
Additional paid-in capital	253,325	250,216
Retained earnings	481,550	486,957
Common stock held in treasury, at cost; 19,729,848 and 20,038,809 shares at September 30, 2018 and December 31, 2017, respectively	(349,517)	(353,067)
Accumulated other comprehensive loss (net of tax)	(27,822)	(21,397)
Total stockholders’ equity	358,063	363,235
Total liabilities and stockholders’ equity	$891,759	$784,856

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Total expenses	$118,010	$116,486	$372,328	$350,004
Less:
SEC settlement accrual and related fees (1)	(815)	—	(13,031)	—
Restructuring (2)	(3,436)	—	(10,601)	—
Lease consolidation (3)	(897)	—	(897)	—
Impairment of customer intangible asset (4)	—	(325)	—	(325)
Legal costs related to the planned formation of the derivatives venture (4)	—	(750)	—	(750)
Adjusted expenses	$112,862	$115,411	$347,799	$348,929

Income (loss) before income tax expense	$2,759	$(1,955)	$8,402	$6,943
Effect of adjustments	5,148	1,075	24,529	1,075
Adjusted pre-tax income (loss)	$7,907	$(880)	$32,931	$8,018

Income tax expense	$2,530	$45,012	$6,831	$43,965
Reduction in tax reserves (5)	—	—	1,862	—
Valuation allowance for historical U.S. deferred tax assets (6)	—	(42,262)	—	(42,262)
Adjusted income tax expense	$2,530	$2,750	$8,693	$1,703

Net income (loss)	$229	$(46,967)	$1,571	$(37,022)
Net effect of adjustments	5,148	43,337	22,667	43,337
Adjusted net income (loss)	$5,377	$(3,630)	$24,238	$6,315

Diluted income (loss) per share	$0.01	$(1.42)	$0.05	$(1.12)
Net effect of adjustments	0.15	1.31	0.66	1.30
Adjusted diluted income (loss) per share	$0.16	$(0.11)	$0.71	$0.18

Notes

(1)

In the second quarter of 2018, the Company incurred a charge to establish an accrual of $12.0 million for a potential settlement with the SEC of an investigation into the operational features of U.S. POSIT and access to U.S. POSIT data, together with certain related disclosures, and incurred related legal fees of $0.2 million. Additional legal fees of $0.8 million were incurred in the third quarter of 2018. Due to the non-deductibility of the settlement charge and the full valuation allowance on U.S. deferred tax assets, there is no tax effect on this adjustment. See ITG’s Third Quarter 2018 Form 10-Q filing for additional details.

(2)

During the three and nine months ended September 30, 2018, the Company incurred restructuring charges of $3.4 million and $10.6 million, respectively, related to the elimination of certain positions in the U.S. and the reduction of office space in Los Angeles. Due to the full valuation on U.S. deferred tax assets, there is no tax effect on this adjustment.

(3)	During the three and nine months ended September 30, 2018, the Company incurred a charge of $0.9 million to increase the liability for vacated office space in New York.

(4)

In the third quarter of 2017, the Company deemed the remaining value of a customer intangible asset recorded in ITG Derivatives of $0.3 million fully impaired and incurred legal fees of $0.8 million related to the formation of the Matrix derivatives venture that was completed in the first quarter of 2018.

(5)	During the nine months ended September 30, 2018, the Company resolved a multi-year tax contingency in the U.S. and reduced tax reserves by $1.9 million.

(6)

In the third quarter of 2017, the Company determined that it was appropriate to establish a full valuation allowance on its U.S. deferred tax assets, of which $42.3 million related to periods prior to the third quarter of 2017.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization (unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) (1)(2)	$229	$(46,967)	$1,571	$(37,022)
Impact of adjustments, after-tax	5,148	43,337	22,667	43,337
Adjusted net income (loss)	5,377	(3,630)	24,238	6,315

Deduct:
Investment income	(629)	(471)	(1,504)	(1,120)

Add Back:
Interest expense	489	499	1,463	1,529
Income tax expense	2,530	45,012	6,831	43,965
Reduction to tax reserves	—	(42,262)	1,862	(42,262)
Depreciation and amortization	10,925	11,250	33,145	33,687
Adjusted earnings before interest, taxes, depreciation, and amortization	$18,692	$10,398	$66,035	$42,114

Notes:

(1)	Net income includes pre-tax charges for non-cash stock-based compensation of $6.3 million and $4.9 million for the three months ended September 30, 2018 and 2017, respectively.

(2)	Net income includes pre-tax charges for non-cash stock-based compensation of $20.4 million and $15.7 million for the nine months ended September 30, 2018 and 2017, respectively.

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